FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 6, 2019 (June 4, 2019)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Item 8.01. Other Events.

On June 4, 2019, National Health Investors issued a press release announcing it it has entered into a property-company joint venture with affiliates of its current tenant, Discovery Senior Living (“Discovery”). Six properties, located in Pennsylvania, Maryland and Indiana, will be purchased by the joint venture for $128,350,000, including up to $1,500,000 in estimated closing costs and expenses. In addition, NHI has committed to a senior mortgage loan of $6,000,000 at 7% annual interest extended to affiliates of Discovery for an additional property in Indiana for which the joint venture will have the option to purchase at stabilization. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Index
Number	Exhibit
99.1	Press Release in HTML format, dated June 4, 2019, titled "NHI Expands Discovery Relationship with $128.4 Million Joint Venture"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/Roger Hopkins

Name:	Roger Hopkins

Title:	Principal Accounting Officer

Date:    June 6, 2019